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                                                                    Exhibit 99.1



          Cell Genesys Receives $9.5 Million From Sale of Abgenix Stock



FOSTER CITY, Calif., and FREMONT, Calif., Nov. 20 /PRNewswire/ -- Cell Genesys, Inc. (Nasdaq: CEGE - news) and Abgenix, Inc. (Nasdaq: ABGX - news) reported today that Cell Genesys has received $9.5 million from the private sale of approximately 1.1 million shares of Abgenix common stock to Zesiger Capital Group, LLC. The shares will be subject to the same lockup provisions as they were prior to the sale and will be registered by Abgenix. Cell Genesys now owns approximately 30 percent of Abgenix. BancBoston Robertson Stephens, Inc. served as placement agent for this transaction.

"We are glad to coordinate an orderly transition of a portion of our ownership in Abgenix in a manner that is beneficial to both companies," stated Stephen A. Sherwin, M.D., chairman and chief executive officer of Cell Genesys. "We are very excited about the progress Abgenix has made in advancing its clinical stage programs and establishing multiple corporate partnerships during the past year and remain confident that Abgenix will continue to achieve its future business goals."

"We were glad to be able to work with Cell Genesys in this transaction in a way that meets the business objectives of both companies," stated R. Scott Greer, president and chief executive officer of Abgenix. "We are very pleased to see the progress in our business translate into new investor interest."

Abgenix was formed as a wholly-owned subsidiary of Cell Genesys in mid-1996 to further the development and commercialization of the antibody technology of Cell Genesys and to allow Cell Genesys to focus on its gene therapy programs. Abgenix completed its initial public offering in mid-1998.

Cell Genesys is focused on the development and commercialization of ex vivo and in vivo gene therapies to treat major, life-threatening diseases and disorders. The company is conducting Phase I/II human clinical trials for its GVAX(TM) cancer vaccine in prostate cancer, lung cancer and melanoma. The company's AIDS gene therapy is in Phase II human clinical testing.

Preclinical stage programs include gene therapy for hemophilia, Parkinson's disease and cardiovascular disorders. Cell Genesys' assets outside gene therapy include its approximately 30 percent ownership of Abgenix and the company's licensing program in gene activation technology.

Abgenix, a biopharmaceutical company, develops and intends to commercialize antibody therapeutic products for the prevention and treatment of a variety of disease conditions, including transplant-related diseases, inflammatory and autoimmune disorders, and cancer. Abgenix has developed XenoMouse(TM) technology that enables it to quickly generate high affinity, fully human

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antibody product candidates to essentially any disease target appropriate for antibody therapy. Abgenix has collaborative arrangements with Pfizer, Inc., Schering-Plough Research Institute, Genentech, Inc., Millennium BioTherapeutics and Cell Genesys. In addition, Abgenix has four proprietary antibody product candidates that are under development internally, two of which are in human clinical trials.

Statements made herein, other than statements of historical fact, including statements about Cell Genesys' progress and results of clinical trials and product development programs are forward-looking statements and are subject to a number of uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the success of research and development programs and clinical trials, the regulatory approval process, competitive technologies and products, patents, continuation of corporate partnerships and additional financings. For information about these and other risks which may affect Cell Genesys, please see the company's Annual Report on Form 10-K filed on March 31, 1998 as well as Cell Genesys' reports on Form 10-Q and 8-K and other reports filed from time to time with the Securities and Exchange Commission.

Statements made herein about Abgenix's product development activities, clinical trials, product pipelines, corporate partnerships, progress and achievement of business goals and patent portfolio, other than statements of historical fact, are forward looking statements and are subject to a number of uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the success of clinical trials, the progress of research and product development programs, the regulatory approval process, competitive products, the continuation of corporate partnerships and the extent and breadth of Abgenix's patent portfolio and additional financings. Please see Abgenix's Quarterly Report on Form 10-Q dated November 13, 1998 and Registration Statement on Form S-1 dated July 2, 1998 and supplements thereto for information about risks associated with clinical trials and product development programs and other risks which may affect Abgenix.

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